UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): November 17, 2009

B Green Innovations, Inc.
(Exact name of registrant as specified in its chapter)

New Jersey	333-120490	20-1862731
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Highway 34, Matawan, NJ	07747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (732) 441-7700

iVoice Technology, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 17, 2009, pursuant to an Agreement and Plan or Merger (the “Merger Agreement”), B Green Innovations, Inc., a wholly owned subsidiary of iVoice Technology, Inc. (the “Company”), merged into the Company.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2009, the Board of Directors and shareholders through written consent representing a majority of the total voting Class A and Class B Common stock voted to change the name of the Company to B Green Innovations, Inc.  On November 20, 2009, the Company filed an Amendment to the Certificate of Incorporation with the State of New Jersey to officially change the name of the Company.  The Company has filed the proper documentation with the Financial Industry Regulatory Authority (“FINRA”) notifying them of this name change and await FINRA to process this documentation and change the Company’s trading symbol for trading on the OTC Bulletin Board.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to the Certificate of Incorporation dated November 20, 2009
10.1	Agreement and Plan of Merger by and between iVoice Technology, Inc. and B Green Innovations, Inc. dated November 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B Green Innovations, Inc.
Date: December 1, 2009                                                                           By:      /s/ Jerome Mahoney
Jerome Mahoney
President and Chief Executive Officer

INDEX OF EXHIBITS

3.1	Amendment to the Certificate of Incorporation dated November 20, 2009
10.1	Agreement and Plan of Merger by and between iVoice Technology, Inc. and B Green Innovations, Inc. dated November 17, 2009.